Pinnacle Systems, Inc.



                   PINNACLE SYSTEMS REPORTS RESULTS FOR THIRD
                              QUARTER FISCAL 2001

                 Revenues of $71.4M, Net Income* $.10 Per Share

MOUNTAIN VIEW, Calif., April 26, 2001--Pinnacle Systems, Inc. (NASDAQ: PCLE) today announced financial results for the third quarter of fiscal 2001, which ended March 31, 2001. Net sales for the third quarter of fiscal 2001 were $71,419,000, a 17% increase over net sales of $61,246,000 in the same quarter last fiscal year. This was the highest fiscal Q3 revenue in the Company's history. Net income, including acquisition-related charges*, for the third quarter of fiscal 2001 was a loss of $832,000 or $.02 per share. Proforma net income excluding these charges* for the third quarter of fiscal 2001 was $5,349,000 or $.10 per share.

"We are very pleased to report these excellent third quarter results. Year-over-year sales increased in all three of our business groups, and we finished the quarter with a strong balance sheet with over $47 million in cash and securities and no debt," said Mark Sanders, Pinnacle Systems' president and chief executive officer. "We believe our strong performance this quarter together with the introduction of more than a dozen significant products at the National Association of Broadcasters (NAB) show in Las Vegas this week reflects the increasingly strong position Pinnacle Systems enjoys in the industry."

The Broadcast Solutions Division, which is focused on media creation, storage and distribution systems for broadcast and broadband applications had record sales during the third quarter of fiscal 2001 of $27.9 million, a 23% increase over the same period last year. Major broadcast system business included sales to Televisa, EchoStar, and Fox Digital, and earlier this week the company announced a $5 million order from Time Warner Cable. Sanders added, "The Company's success in providing large networked solutions to Broadcasters represents a turning point. Pinnacle Systems is now providing end-to-end solutions, allowing customers to cut costs and improve workflow at the same time."

The Professional. Media Division, which provides authoring systems, streaming products, and OEM systems, had sales of $12.4 million, a 25% increase over the same period a year ago. At NAB, the Company showed advanced versions of the Targa 3000 video platform for both the Mac and PC, and new live streaming and web encoding products in the StreamGenie and StreamFactory family of products.

The Personal Web Video Division, which provides products for consumer and video enthusiasts, had sales of $31.1 million, a 10% increase over the same quarter last year. Sales growth was driven by particularly strong DV product sales including Studio DV and DV500, reflecting the rapid growth in DV camcorder sales together with increased interest in home video editing. During the quarter, the Company introduced DV500 Plus, which allows users to edit dual streams of DV video using real-time effects and transitions, multitrack audio mixing, real-time image corrections, and real-time titling with Title Deko RT.

The company will host a financial conference call to discuss results in more detail today, which will be webcast live at 2 PM PDT, and available on an archival basis at www.pinnaclesys.com.

About Pinnacle Systems, Inc.

Pinnacle Systems' broadcast, professional, and consumer products provide video professionals and consumers cutting-edge digital video tools to create, store, distribute and view web enabled digital video easier and more affordably than ever before. Pinnacle Systems may be reached at (650) 526-1600 or at www.pinnaclesys.com.

* Charges in the third quarter of fiscal 2001 include $7,733,000 in amortization of acquisition-related intangible assets and a $214,000 credit to reflect the change in value of an agreement made with Avid Sports option holders. Net income, excluding theses charges*, assumes a proforma income tax rate of 20% (the Company's actual tax rate this quarter was zero percent), and a diluted share count of 55,095,000 shares.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Company's market opportunities in the future, and expected financial results for fiscal 2001. The forward-looking statements are based upon current information and expectations regarding Pinnacle Systems and its subsidiaries. These estimates and statements are made as of today, do not guarantee future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these forward-looking statements.

                                      ####

All trademarks and registered trademarks are the property of their respective owners and are used for identification or reference purposes only, with no intent to infringe on copyrights. All original content is copyright O 2000-20001, Pinnacle Systems.

                     PINNACLE SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            (UNAUDITED, In thousands)


                                                  March 31,     June 30,
                                                    2001          2000
                                                    ----          ----
Assets

Current assets:
       Cash and equivalents                      $  47,359    $  82,145
       Accounts receivable, trade net               66,130       55,072
       Inventories                                  47,508       36,824
       Deferred income taxes                        17,103       17,103
       Prepaid expenses & others                     3,878        4,100
                                                 ---------    ---------
                                                   181,978      195,244

Property and equipment, net                         15,289       16,143
Goodwill and other intangibles, net                 91,611      109,810
Other assets                                         2,335        1,602
                                                 ---------    ---------
                                                 $ 291,213    $ 322,799
                                                 =========    =========


Liabilities and Shareholders' Equity

Current liabilities:
       Accounts payable                          $  16,797    $  22,422
       Accrued expenses                             25,697       30,146
                                                 ---------    ---------
           Total current liabilities                42,494       52,568
                                                 ---------    ---------

Deferred income taxes                               10,611       10,611
                                                 ---------    ---------
           Total liabilities                        53,105       63,179
                                                 ---------    ---------

Shareholders' equity:
       Common stock                                273,077      257,496
       Treasury stock                               (6,508)        --
       Retained earnings (accumulated deficit)     (16,387)       7,198
       Other cumulative comprehensive loss         (12,074)      (5,074)
                                                 ---------    ---------
           Total shareholders' equity              238,108      259,620
                                                 ---------    ---------
                                                 $ 291,213    $ 322,799
                                                 =========    =========


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
                                   PINNACLE SYSTEMS, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (In thousands, except per share data)

                                                                    Three                    Nine
                                                                Months Ended              Months Ended
                                                                  March 31,                 March 31,
                                                           ------------------ -----------------------------
                                                             2001         2000         2001         2000
                                                             ----         ----         ----         ----
Net sales                                                    71,419       61,246      209,227      174,254
                                                           ---------    ---------    ---------    ---------
Cost of sales                                                35,537       27,960      108,986       80,674

Cost of sales - inventory write-offs                                          --        2,461           --
                                                           ---------    ---------    ---------    ---------
              Gross profit                                   35,882       33,286       97,780       93,580
                                                           ---------    ---------    ---------    ---------

Operating expenses:
   Engineering and product development                        8,634        7,447       24,961       19,660
   Sales and marketing                                       17,226       14,699       49,498       40,244
   General and administrative                                 3,773        2,110       11,524        7,079
Acquisition expenses and one-time charges:
   Amortization of goodwill and intangibles                   7,733        4,757       23,055       11,839
   Reorganization expenses                                                    --          342           --
   Acquisition settlement                                      (214)          --       13,399           --
   Legal settlement                                                        2,102                     2,102
   In process research and development                                     1,100                     3,100
                                                           ---------    ---------    ---------    ---------
   Total operating expenses                                  37,152       32,215      122,779       84,024
                                                           ---------    ---------    ---------    ---------
   Operating income (loss)                                   (1,270)       1,071      (24,999)       9,556

Interest income and other, net                                  438          952        1,414        2,564
                                                           ---------    ---------    ---------    ---------
    Income before income taxes                                2,023      (23,585)      12,120
                                                                                                     (832)

Income tax expense (benefit)                                   --            354         --          2,273
                                                           ---------    ---------    ---------    ---------
    Net income                                            $    (832)   $   1,669    $ (23,585)   $   9,847
                                                           =========    =========    =========    =========
Net income per share:
    Basic                                                     (0.02)        0.03        (0.46)        0.21
                                                           =========    =========    =========    =========
    Diluted                                                   (0.02)        0.03        (0.46)        0.18
                                                           =========    =========    =========    =========
Shares used to compute net income (loss) per share
    Basic                                                    51,079       48,655       50,968       47,703
                                                           =========    =========    =========    =========
    Diluted                                                  51,079       56,424       50,968       54,691
                                                           =========    =========    =========    =========

 Pro-forma net income per share (excluding acquisition
 expenses; one-time charges; inventory write off)              0.10         0.15         0.23         0.44
                                                           =========    =========    =========    =========